UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2025

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Collaboration, License and Option Agreement

On February 10, 2025, Xilio Development, Inc. (“Xilio Development”), a wholly-owned subsidiary of Xilio Therapeutics, Inc. (the “Company”), entered into a collaboration, license and option agreement (the “Agreement”) with AbbVie Group Holdings Limited (“AbbVie”) for up to four programs leveraging the Company’s proprietary tumor-activation technology and platform, consisting of (i) an exclusive option for (a) an initial program to discover, develop and commercialize masked T cell engager molecules for an agreed upon initial target and backup target (the “Initial Option Program”), and (b) subject to the terms of the Agreement, up to two additional programs to discover, develop, and commercialize masked T cell engager molecules for an initial target and backup target determined at the time of program initiation (each, an “Additional Option Program” and together with the Initial Option Program, the “Option Programs”) and (ii) an exclusive license for a program to develop and commercialize a masked antibody-based immunotherapy (the “Collaboration Program”).

Initial Option Program and Additional Option Programs. Under the Agreement, Xilio Development granted AbbVie an option to obtain an exclusive global license to exploit products discovered and developed under the Initial Option Program. During the three-year period following the effective date of the Agreement, AbbVie has the right to initiate up to two Additional Option Programs by (a) selecting an initial target and backup target for each such Additional Option Program (excluding the target known as prostate-specific membrane antigen (“PSMA”) and any other target for which Xilio Development has completed specified activities prior to lead selection) and (b) paying Xilio Development an additional program nomination fee for each Additional Option Program. In addition, on an Option Program-by-Option Program basis, prior to the initiation of specified activities related to lead optimization and selection for the initial target for such Option Program, AbbVie has a one-time right to substitute the initial target with the backup target agreed upon by the parties at the time of Option Program initiation, subject to the payment by AbbVie of a one-time substitution fee with respect to such substituted target and the other terms of the Agreement.

For the Initial Option Program, AbbVie’s option right is exercisable beginning on the effective date of the Agreement, and for each Additional Option Program, AbbVie’s option right is exercisable following delivery of written notice of nomination of such Additional Option Program. For each Option Program, prior to option exercise, Xilio Development will be responsible for conducting preclinical discovery and development up to the completion of investigational new drug application (“IND”) enabling studies, subject to AbbVie paying Xilio Development option extension fees upon completion of specified stages of preclinical discovery and development. Unless AbbVie elects to extend preclinical development through the next stage and pays the applicable option extension fee, AbbVie’s option right terminates within a specified time period following completion of each stage of preclinical development. Upon exercising its option for an Option Program, AbbVie will be responsible for any remaining preclinical development, if applicable, and all clinical development, regulatory and commercialization activities with respect to licensed products under the applicable Option Program.

Collaboration Program. In connection with the Collaboration Program, Xilio Development granted AbbVie an exclusive global license to exploit products discovered and developed under the Collaboration Program. Xilio Development is responsible for conducting all preclinical development through lead generation, and AbbVie is responsible for all further development and commercialization activities for any licensed products generated under the Collaboration Program.

Financial Consideration. Under the Agreement, the Company will receive $52.0 million in upfront payments, consisting of a cash payment of $42.0 million and an equity investment of $10.0 million in the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $2.30 per share. In addition, the Company will be eligible to receive up to approximately $2.1 billion in additional contingent payments, consisting of (i) up to $305.0 million in aggregate program nomination fees, preclinical development option extension fees and option fees for the Option Programs and (ii) up to $1.8 billion in aggregate development, regulatory and sales-based milestones for all Option Programs and the Collaboration Program. In addition, the Company is eligible to receive tiered royalties ranging in the high single digits on annual global net product sales for the Option Program and is eligible to receive tiered royalties ranging in the mid single digits on annual global net product sales for the Collaboration Program.

Exclusivity. Subject to the terms, conditions and specified exceptions set forth in the Agreement, until the Agreement is terminated or expires with respect to an Option Program or the Collaboration Program, Xilio Development

has agreed to work exclusively with AbbVie with respect to the target for (i) each Option Program and (ii) the Collaboration Program. In addition, Xilio Development has agreed to work exclusively with AbbVie with respect to the backup target for each Option Program until the expiration of the applicable target substitution period.

Term and Termination. Unless earlier terminated in accordance with its terms, the Agreement will expire upon expiration of the last royalty term for the last licensed product. AbbVie may terminate the Agreement for convenience upon specified time periods. On an Option Program-by-Option Program basis, if AbbVie elects not to pay the applicable option extension fee following completion of each stage of preclinical development, or if AbbVie elects not to exercise its option right and pay the option exercise fee for the applicable Option Program, then the Agreement will automatically terminate with respect to such Option Program. Subject to the terms and specified exceptions set forth in the Agreement, either party may terminate the Agreement for the other party’s uncured material breach or insolvency.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, which the Company intends to file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025.

Stock Purchase Agreement and Investor Rights Agreement with AbbVie

In connection with the execution of the Agreement, on February 10, 2025, the Company entered into a stock purchase agreement with AbbVie Inc. (the “Stock Purchase Agreement”) pursuant to which the Company agreed to issue and sell 4,347,826 of its shares of Common Stock to AbbVie Inc. in a private placement at a purchase price of $2.30 per share for an aggregate purchase price of $10.0 million (the “AbbVie Private Placement”).

The AbbVie Private Placement closed on February 11, 2025. The Stock Purchase Agreement contains customary terms and conditions, including closing conditions, mutual representations, warranties and covenants for each of the Company and AbbVie.

Pursuant to the terms of an investor rights agreement (the “AbbVie Investor Rights Agreement”) entered into by and between AbbVie Inc. and the Company in connection with the Stock Purchase Agreement, AbbVie agreed to certain transfer and standstill restrictions. In addition, AbbVie is entitled to certain registration rights with respect to the shares issued pursuant to the Stock Purchase Agreement following termination of the transfer restrictions. The Company and AbbVie each granted the other party customary indemnification rights in connection with the registration of the shares issued pursuant to the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement and the Investor Rights Agreement are qualified in their entirety by reference to the complete text of the Stock Purchase Agreement and the Investor Rights Agreement, which the Company intends to file with the SEC as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025.

Item 3.02. Unregistered Sales of Equity Securities.

Sale of Shares to AbbVie

The description of the issuance and sale of the shares of Common Stock pursuant to the Stock Purchase Agreement set forth under Item 1.01 above under the caption “Stock Purchase Agreement with AbbVie” is incorporated by reference into this Item 3.02. The issuance and sale has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Based in part upon the representations of AbbVie in the Stock Purchase Agreement, the Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof for a transaction by an issuer not involving any public offering.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or a solicitation of an offer to purchase the Securities or other securities of the Company.

Item 7.01 Regulation FD Disclosure.

On February 12, 2025, the Company issued a press release regarding the transactions contemplated by the Agreement and the Stock Purchase Agreement. In addition, on February 12, 2025, the Company issued a press release announcing new internal masked T cell engager programs and related development timelines. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Financial Guidance

Based on its current operating plans, the Company anticipates that its cash and cash equivalents, together with the upfront payment under the Agreement and the proceeds from the AbbVie Private Placement, will be sufficient to fund its operating expenses and capital expenditure requirements into the first quarter of 2026.

Cautionary Note Regarding Forward Looking Statements

This Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the Stock Purchase Agreement and AbbVie Private Placement; the transactions contemplated by the Stock Purchase Agreement, including the filing of a registration statement to register the resale of the registrable securities being sold in connection therewith; the receipt of contingent future payments, including any option-related fees, milestone payments or royalty payments; the potential benefits of any of the Company’s current or future product candidates; the period in which the Company expects to have, and the sufficiency of, cash to fund its operations; and the Company’s strategy, goals and anticipated financial performance, milestones, business plans and focus. The risks and uncertainties relating to the Company and the transactions include general market conditions, and other risks detailed from time to time in the Company’s filings with the SEC, including in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024. Any forward-looking statements contained in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Xilio Therapeutics, Inc. on February 12, 2025
99.2	Press release issued by Xilio Therapeutics, Inc. on February 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: February 12, 2025	By:	/s/ Christopher Frankenfield
Christopher Frankenfield
Chief Financial Officer and Chief Operating Officer